Exhibit 8

List of msystems’ subsidiaries and where they are incorporated:

Name	Country of Organization	Ownership

M-Systems, Inc.	U.S.	100%
M-Systems Holdings LLC	U.S.	100%
M-Systems Finance Inc.	Cayman Islands	100%
M-Systems (Cayman) Limited.	Cayman Islands	100%
P.P.S. von Koppen Pensioen B.V.	Netherlands	100%
M-Systems Asia Ltd.	Taiwan	100%
M-Systems Flash Disk Pioneers (Japan), Inc.	Japan	100%
M-Systems UK Ltd.	United Kingdom	100%
M-Systems Flash Disk Pioneers (Shenzhen) Trading Ltd.	China	100%
M-Systems B.V	The Netherlands	100%
M. Systems Flash Disk Pioneers Espana S.L.U.	Spain	100%
Microelectronica Espanola S.A.U.	Spain	100%
MR Flash Ltd. *	Israel	51%
MR Flash L.P. **	Israel	***
TwinSys Ltd. ***	Israel	50.1%
TwinSys Data Storage L.P. ****	Israel	****
U3 LLC	U.S.	50%

*	Established together with a partner as an Israeli company to serve as the General Partner of MR Flash L.P., which is a limited partnership established by the Company and such partner.

**	The Company has a 50.1% beneficial ownership in MR Flash L.P., consisting of (i) 49.9% it holds directly in such entity and (ii) 0.2% held by MR Flash Ltd., in which the Company has a 51% interest.

***	Established together with a partner as an Israeli company to serve as the General Partner of TwinSys Data Storage L.P., which is a limited partnership established by the Company and such partner.

****	The Company has a 50.1% beneficial ownership in Twinsys data Storage L.P., consisting of (i) 49.9% it holds directly in such entity and (ii) 0.2% held by Twinsys Ltd., in which the Company has a 51% interest.